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                                                                   EXHIBIT 10.21

                             FIRST AMENDMENT TO THE
                           THIRD AMENDED AND RESTATED
                         PACIFICARE HEALTH SYSTEMS, INC.
                      STOCK UNIT DEFERRED COMPENSATION PLAN

      This First Amendment, dated as of January 22, 2003 (the "Amendment"), to the Third Amended and Restated PacifiCare Health Systems, Inc. Stock Unit Deferred Compensation Plan (the "Plan") hereby amends the Plan as follows:

      1. Amendment to Article II. Article II shall be amended by inserting the following sections in their entirety after Section 2.7:

      "Section 2.8 Eligibility to Defer Shares of Restricted Stock.

            a. All vice presidents, senior vice presidents and executive vice presidents of the Employer (the "Eligible Officers") may defer receipt of the shares of restricted common stock of the Company (the "Restricted Common Stock") granted under the 1996 Stock Option Plan for Officers and Key Employees and Key Employees, as amended (the "1996 Stock Option Plan"), by filing an election form provided by the Committee with the Committee within 30 days of being notified by the Committee that they are an Eligible Officer.

            b. The Compensation Committee shall notify each Eligible Officer of his or her eligibility to make deferrals under this Section 2.8 at least 30 days prior to the time he or she must file an election to defer. All elections, once made, are irrevocable.

            c. Senior Vice Presidents and Executive Vice Presidents may not defer receipt of the shares of Restricted Stock for less than a minimum of four (4) years from the date of grant of the shares of Restricted Stock. After the four-year period, Senior Vice Presidents and Executive Vice Presidents may elect to receive the shares of Restricted Stock or continue deferral of receipt of the shares of Restricted Stock. Vice Presidents who elect to defer receipt of the shares of Restricted Stock pursuant to this Plan are not subject to any minimum deferral period.

            d. The Restricted Stock Units shall vest in accordance with the vesting schedule of the shares of Restricted Stock deferred.

      Section 2.9 Restricted Stock Unit Account.

            a. Upon an election to defer receipt of the shares of Restricted Stock, the shares of Restricted Stock deferred pursuant to Section 2.8 shall be converted into units of restricted Common Stock (the "Restricted Stock Units"). The number of Restricted Stock Units shall equal the number of


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                                                                   EXHIBIT 10.21

      shares of Restricted Stock deferred. The Restricted Stock Units deferred pursuant to this provision shall be credited to a bookkeeping account established for this purpose (the "Restricted Stock Unit Account") in the name of each Eligible Officer. The number of Restricted Stock Units established by deferrals of the shares of Restricted Stock under this Plan shall remain constant over the deferral period, except as provided in
      Section 4.4.

      Section 2.10 Distribution of Deferred Shares of Restricted Stock.

            a. In the case of an Eligible Officer who terminates employment with all Employers on or after Retirement or who terminates as a result of a Disability, the aggregate amount of the vested shares of Restricted Stock credited to the Restricted Stock Unit Account (the "Vested Amount") shall be paid to the Eligible Officer in the form of substantially equal annual installments over five years beginning on a date as soon as administratively possible from his or her Payment Eligibility Date. Notwithstanding the foregoing and subject to Section 2.8(c), an Eligible Officer described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee at least one year prior to his or her termination of employment with all Employers:

            (i) a lump sum of the Vested Amount payable as soon as administratively possible from the Eligible Officer's Payment Eligibility Date; or

            (ii) substantially equal annual installments of the Vested Amount over three years beginning on a date as soon as administratively possible from the Eligible Officer's Payment Eligibility Date.

            Notwithstanding this subsection, if the value of the Vested Amount is $50,000 or less then the entire Vested Amount contained in the Restricted Stock Unit Account will be distributed in the form of a single lump sum payment as soon as administratively possible from the Eligible Officer's Payment Eligibility Date. For all purposes under this Plan, an Eligible Officer shall not be considered terminated from employment with all Employers if the Eligible Officer remains employed by an entity that is an Employer. However, if the Employee is employed by an Employer and such Employer ceases to be an Employer as a result of a sale or other corporate reorganization, such sale or other corporate reorganization shall be treated as termination of employment with all Employers unless immediately following such event and without any break in employment the Eligible Officer remains employed by an Employer.

            b. In the case of an Eligible Officer who terminates employment with all Employers prior to Retirement for reasons other than Disability, the Vested Amount shall be paid to the Eligible Officer (and


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                                                                   EXHIBIT 10.21

      after his or her death to his or her Beneficiary) in a lump sum as soon as administratively possible from the Eligible Officer's Payment Eligibility Date.

            c. Subject to Section 2.8(c), an Eligible Officer who has not terminated employment with all Employers may change his or her form of payment applicable to the Vested Amount to one of the payment forms permitted by this Plan at least one year prior to the payment date to be deferred. The Eligible Officer's payment election with respect to a given Plan Year may not be changed after payment of the portion of the Vested Amount has been made or has begun.

      Section 2.11 Distributions of Restricted Stock Upon A Change of Control.

            a. If a Change of Control occurs, the balance of the Restricted Stock Unit Account of each Eligible Officer will be paid to the Eligible Officer (or Beneficiary) in a lump sum as soon as administratively possible after such Change of Control.

            b. Following a Change in Control, no changes in the Plan, or in any documents evidencing an election to defer compensation, and no adjustments, determinations or other exercises of discretion by the Compensation Committee, the Committee or the Company's board of directors that were made subsequent to the Change in Control and that would have the effect of diminishing an Eligible Officer's rights or payments under this Plan or this Section 2.11, or of causing an Eligible Officer to recognize income (for federal income tax purposes) with respect to an Eligible Officer's Restricted Stock Unit Account prior to the actual distribution to an Eligible Officer of such Restricted Stock Unit Account, shall be effective.

      Section 2.12. Form of Distribution of Restricted Stock Units

            Upon the occurrence of any event giving rise to a distribution, amounts deferred pursuant to Section 2.8 shall be distributed in shares of Common Stock equal to the number of Restricted Stock Units of Common Stock converted on the date of deferral as determined by Article III which have vested pursuant to the original vesting schedule for the shares of Restricted Stock. Such shares shall be distributed as provided in Sections 2.10, 2.11 and 2.12.


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                                                                   EXHIBIT 10.21

      Section 2.13 Financial Hardship Withdrawals of Restricted Stock Units.

            The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of all or any portion of an Eligible Officer's Restricted Stock Unit Account, because of a financial hardship as described in Section 2.7."

      2. Effectiveness of Plan. Except as expressly amended herein, the Plan shall continue in full force and effect and is hereby ratified and confirmed in all respects on as of the date hereof.

      3. Governing Law. This Amendment and the Plan shall be construed, interpreted and enforced in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of California.

      4. Capitalized Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

      5. Section Headings. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

      IN WITNESS WHEREOF, this Amendment to the Plan is adopted as of January 22, 2003.

                             PACIFICARE HEALTH SYSTEMS, INC.


                             ------------------------------------
                             By: Howard G. Phanstiel
                             Title: President & CEO


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